Exhibit 10.8

AMENDED AND RESTATED
SUBORDINATION AGREEMENT

THIS AMENDED AND RESTATED SUBORDINATION AGREEMENT (“Agreement”), dated as of February 13, 2017 is made by and among the undersigned (collectively the “Subordinated Creditors”), Sabby Healthcare Master Fund, Ltd. (“SHMF”), Sabby Volatility Master Fund Ltd. (“SVMF,” and together with SHMF, “Sabby”), and Dillon Hill Capital, LLC  (“Dillon Hill,” and collectively with Sabby and each of their participants, successors and assigns, Dillon Hill and Sabby are sometimes referred to herein as the “Senior Lenders”, and together with the Subordinated Creditors, the “Parties”). For all purposes herein, the “Borrower” means RiceBran Technologies, a California corporation.

BACKGROUND

A.            Borrower previously entered into that certain Note and Warrant Purchase Agreement dated January 17, 2012 (as amended thereafter, including without limitation pursuant to that Second Amended and Restated Note and Warrant Purchase Agreement dated as of November 13, 2013) (the “Purchase Agreement”) with each of the Subordinated Creditors. In connection with the transactions contemplated by the Purchase Agreement, the Borrower issued to the Subordinated Creditors convertible promissory notes (as amended, the “Original Notes”).

B.            Borrower and Subordinated Creditors entered into that certain Amendment to Loan Documents dated as of May 12, 2015 (“First Amendment”), pursuant to which (i) the Original Notes held by the Subordinated Creditors were amended and restated (as amended and restated, the “Notes”) and (ii) warrants to purchase 300,000 shares of Borrower’s common stock were issued to the Subordinated Creditors (“2015 Warrants”). Borrower and the Subordinated Creditors are parties to a Third Amended and Restated Security Agreement, dated as of May 12, 2015 (“Security Agreement”), which secures Borrower’s obligations under the Notes.

C.            Borrower, Subordinated Creditors and Full Circle Capital Corporation, a Maryland corporation (“FCCC”) are parties to that certain Subordination Agreement dated as of May 12, 2015 (“Existing Agreement”).

D.            Borrower concurrent herewith is amending the Purchase Agreement with that certain Amendment Number Two to Loan Documents dated as of February 9, 2017 (“Second Amendment”), pursuant to which the Subordinated Creditors will agree to (i) subordinate their Notes and their security interests under the Security Agreement to the obligations and security interests relating to the Credit Facility (as defined below), (ii) extend the maturity date of the Notes and (iii) reduce the interest rate of the Notes, all on the terms describe herein.

E.             Borrower has entered into a Securities Purchase Agreement with the Senior Lenders (“Loan Agreement”) relating to the issuance of Original Issue Discount Senior Secured Debentures thereunder (“Debentures”) dated of even date herewith (together with ancillary documents, “Credit Facility”).  The Credit Facility is a “Replacement Credit Facility” and a “Senior Debt Facility”, and the lenders under the Credit Facility are “Senior Lenders”, under the terms of the Security Agreement.

F.             This Agreement amends and restates the Existing Agreement in its entirety.

G.             In consideration of the capital to be provided under the Credit Facility, and other financial accommodations that have been made and may hereafter be made by the Senior Lenders for the benefit of the Borrower, which in turn benefits the Subordinated Creditors, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Creditors hereby agree to the terms hereof.

AGREEMENT

1.             Definitions.  As used herein, the following terms have the meanings set forth below:

“Borrower Default” means any Event of Default as defined in the Debentures.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Senior Lender Debt”, used herein in its most comprehensive sense, means the Loan Agreement, the Debentures and any and all advances, debts, obligations and liabilities of the Borrower to the Senior Lenders, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Senior Lenders, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such amounts may be or hereafter become unenforceable.

“Subordinated Indebtedness” means all obligations arising under the Subordinated Notes and each and every other debt, liability and obligation of every type and description which the Borrower or any of its subsidiaries may now or at any time hereafter owe to one or more of the Subordinated Creditors, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several.

“Subordinated Notes” means Borrower’s Second Amended and Restated Secured Promissory Notes, dated May 12, 2015 and/or Amended and Restated Secured Promissory Note dated May 12, 2015, as amended on February 9, 2017, payable to the order of the Subordinated Creditors in the original aggregate principal amount of Five Million Four Hundred Fifty Thousand Three Hundred Ninety Four Dollars ($5,450,394), together with all renewals, extensions and modifications thereof and any note or notes issued in substitution therefor.

2.             Subordinated Indebtedness. The Borrower and the Subordinated Creditors have delivered to the Senior Lenders true and complete copies of the  Second Amendment and any and all other documents governing the terms of the Subordinated Indebtedness in effect on the date hereof (collectively, the “Subordinated Indebtedness Documents”). No purported amendment, modification, waiver or restatement of the Subordinated Indebtedness Documents shall be effective without the express prior written consent of the Senior Lenders.

3.             Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated to the extent and in the manner hereinafter set forth to the payment in full of the Senior Lender Debt; and regardless of any priority otherwise available to the Subordinated Creditors by law or by agreement, and any Lien claimed therein by the Subordinated Creditors shall be and remain fully subordinate for all purposes to the rights of the Senior Lenders for all purposes whatsoever. The Subordinated Indebtedness shall continue to be subordinated to the Senior Lender Debt even if the Senior Lender Debt or any portion thereof is deemed subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

4.             Principal and Interest Payments.

4.1.          Principal Payments. Except as expressly set forth in Section 6, until all of the Senior Lender Debt has been paid in full, no Subordinated Creditor shall, without the prior written consent of the Senior Lender, demand, receive or accept any principal payment from the Borrower in respect of the Subordinated Indebtedness, or exercise any right of or permit any setoff in respect of the Subordinated Indebtedness.

4.2.          Interest Payments.  A Subordinated Creditor may demand, receive and accept regularly scheduled payments of interest in respect of the Subordinated Indebtedness; provided, that without the prior written consent of the Senior Lenders, the Subordinated Creditor shall not demand, receive or accept any interest payment from the Borrower in respect of the Subordinated Indebtedness so long as any Borrower Default exists or if a Borrower Default will occur as a result of or immediately following such interest payment.

5.             Receipt of Prohibited Payments.  The Subordinated Creditors each agree that if the Subordinated Creditor receives any payment on the Subordinated Indebtedness that the Subordinated Creditor is not entitled to receive under the provisions of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Senior Lenders and will forthwith turn over such payment to the Senior Lenders in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to then-existing Senior Lender Debt (whether or not due), in such manner of application as the Senior Lenders may deem appropriate.  If a Subordinated Creditor exercises any right of setoff that the Subordinated Creditor is not permitted to exercise under the provisions of this Agreement, the Subordinated Creditor will promptly pay over to the Senior Lender, in immediately available funds, an amount equal to the amount of the claims or obligations offset.  If a Subordinated Creditor fails to make any endorsement required under this Agreement, the Senior Lenders, or any officer or employee or agent on behalf of the Senior Lenders, are hereby irrevocably appointed as the attorney-in-fact (which appointment is coupled with an interest) for such Subordinated Creditor to make such endorsement in the Subordinated Creditor’s name.

6.             Action on Subordinated Indebtedness.  The Subordinated Creditors each agree not to commence any action or proceeding against the Borrower to recover all or any part of the Subordinated Indebtedness, or join with any creditor (unless the Senior Lenders shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, or take possession of, sell, or dispose of any item that comprises “Collateral” pursuant to the terms of the Credit Facility (“Collateral”), or exercise or enforce any right or remedy available to a Subordinated Creditor with respect to any such Collateral, unless and until all Senior Lender Debt has been paid in full. Notwithstanding anything to the contrary set forth in this Section 6, if all of Borrower’s obligations to the Senior Lenders are not fully paid and satisfied, and no Senior Lender has not initiated a foreclosure or other action against Borrower, upon five (5) business days’ prior written notice to the Senior Lenders after expiration of the Subordinated Creditor Standstill Period (as defined below), the Subordinated Creditors may exercise any rights or remedies they may have against Borrower whether by judicial or non-judicial foreclosure or otherwise provided that the receipt of any payments by the Subordinated Creditors shall be paid over to the Senior Lenders, in immediately available funds, until payment in full of the obligations to the Senior Lenders. “Subordinated Creditor Standstill Period” means the period beginning on the occurrence of an event of default under any of the agreements between the Subordinated Creditors and Borrower and ending on the date that is six (6) months following the date after the Subordinated Creditors shall have given notice to each of the Senior Lenders and to Borrower that such event of default shall have occurred and be continuing and of the intent of any of the Subordinated Creditors to exercise their rights and remedies.

7.             Action Concerning Collateral.

7.1.          Remedies. Notwithstanding any Lien now held or hereafter acquired by the Subordinated Creditors, the Senior Lenders may take possession of, sell, dispose of, and otherwise deal with all or any part of any collateral of the Subordinated Creditors, and may enforce any right or remedy available to it with respect to the Borrower or such collateral, all without notice to or consent of any of the Subordinated Creditors except as specifically required by applicable law.

7.2.          Deemed Consent and Release of Lien. In addition, and without limiting the generality of Section 7.1, if (i) a Borrower Default has occurred and is continuing, (ii) the Borrower or any of the Senior Lenders intends to sell or otherwise dispose of any Collateral of the Senior Lenders to an unrelated third party outside the ordinary course of business, (iii) Senior Lenders have each given written notice thereof to the Subordinated Creditors, and (iv) the Subordinated Creditors have failed, within ten (10) days after receipt of such notice, to purchase for cash the Senior Lender Debt for the full amount thereof, the Subordinated Creditors shall be deemed to have consented to such sale or disposition, to have released any Lien they may have in such Collateral and to have authorized each Senior Lender or its agents to file partial releases (and any related financing statements such as “in lieu” financing statements under Part 7 of Article 9 of the Uniform Commercial Code) with respect to such Collateral.

7.3.          No Assumed Duty. The Senior Lenders shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the assets of Borrower, whether or not they comprise Collateral for the Senior Lenders, and in no event shall any Senior Lender be deemed a Subordinated Creditor’s agent with respect to any assets of Borrower.  All proceeds received by the Senior Lenders with respect to any of Borrower’s assets may be applied, first, to pay or reimburse the Senior Lenders for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lenders (or either of them) in connection with the collection of such proceeds, and, second, to any Senior Lender Debt in any order that the Senior Lender may choose.

8.             Bankruptcy and Insolvency.  In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the Subordinated Creditors will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Indebtedness and will hold in trust for the Senior Lenders and promptly pay over to the Senior Lender in the form received (except for the endorsement of the Subordinated Creditors where necessary) for application to the then-existing Senior Lender Debt, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Lender Debt has been paid in full. If a Subordinated Creditor shall fail to take any such action, the Senior Lenders, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf.  The Subordinated Creditors each hereby irrevocably appoints the Senior Lenders, or any officers or employees of the Senior Lenders designated by such Senior Lender, as the attorney-in-fact for the Subordinated Creditors (which appointment is coupled with an interest) with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquaintance therefor and to file any claim, proof of claim or other instrument of similar character, to vote claims comprising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension and to take such other action in the Senior Lender’s name or in the name of the Subordinated Creditors as the Senior Lender may deem necessary or advisable for the enforcement of the agreements contained herein; and the Subordinated Creditors will each execute and deliver to the Senior Lender such other and further powers-of-attorney or instruments as the Senior Lender may request in order to accomplish the foregoing. If the Senior Lender desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditors shall not object to the same or assert that its interests are not being adequately protected.

9.             Restrictive Legend; Transfer of Subordinated Indebtedness.  The Subordinated Creditors will cause the Subordinated Notes and all other notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness or any part thereof to contain a specific statement (in the form attached hereto as Exhibit A) thereon to the effect that the indebtedness thereby evidenced is subject to the provisions of this Agreement, and the Subordinated Creditors will mark their books conspicuously to evidence the subordination effected hereby.  The Subordinated Creditors each represents and warrants to the Senior Lender that each such Subordinated Creditor is the lawful holder of the applicable Subordinated Note and has not transferred any interest therein to any other person or entity.  In the event of the transfer in any manner of the Subordinated Indebtedness by the Subordinated Creditors to any person who is not a party to this Agreement, the transferring party shall obtain, as a condition to and upon such transfer, the written consent of the transferee to become a party to and be bound by the terms of this Agreement and to the placing of the legend as required by this Section 9 upon the notes, bonds, debentures or other instruments evidencing the Subordinated Indebtedness.

10.           Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination, and the Senior Lenders may, without notice to or consent by the Subordinated Creditors, and except as set forth in Section 2, modify any term of the Senior Lender Debt in reliance upon this Agreement.  Without limiting the generality of the foregoing, the Senior Lenders may, at any time and from time to time, without the consent of or notice to the Subordinated Creditors and without incurring responsibility to the Subordinated Creditors or impairing or releasing any of the Senior Lenders’ rights or the Subordinated Creditors’ obligations hereunder:

(a)          change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Debt or any instrument evidencing the same in any manner;

(b)          if applicable, sell, exchange, release or otherwise deal with any property at any time securing payment of all or any portion of the Senior Lender Debt or any part thereof;

(c)          release anyone liable in any manner for the payment or collection of the Senior Lender Debt or any part thereof;

(d)          exercise or refrain from exercising any right against the Borrower or any other person (including the Subordinated Creditors); and

(e)          apply any sums received by the Senior Lender, by whomsoever paid and however realized, to the Senior Lender Debt in such manner as the Senior Lender shall deem appropriate.

11.           No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lenders to make any future loans or other extensions of credit or financial accommodations to the Borrower. Each of the Subordinated Creditors hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lenders’ remedies permitted by applicable law or agreement.

12.           Notices.  Any notice or other communication required or permitted to be given or made under this Agreement (i) shall be in writing, (ii) may be delivered by hand delivery, First Class U.S. Mail (regular, certified, registered or expedited delivery), FedEx, UPS Overnight, Airborne or other nationally recognized delivery service, fax, or electronic transmission, and (iii) shall be delivered or transmitted to the appropriate address as set forth herein. Each notice or other communication shall be delivered or addressed to a party at its address set forth below.  A party’s address for notice may be changed from time to time by notice given to the other party.

If to the Subordinated Creditors:

Gregory J. Vislocky
7700 NE Parkway Drive, Suite 300
Vancouver, WA 98662
Fax:(360) 823-0126

Brian Rick Delamarter
3396 Stoneridge Lane
Los Angeles, CA 90077

Harold Guy Delamarter
7700 NE Parkway Drive, Suite 300
Vancouver, WA 98662
Fax:(360) 823-0126

The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006
20900 NE 30th Ave, Suite 200
Aventura, FL 33180
Attention: Baruch Halpern

Weintraub Partners
400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Attention: Chris Chediak, Esq.
Facsimile: (916) 446-1611

W. John Short and Karen A Wilson
c/o RiceBran Technologies
6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ 85253

Pensco Trust Co., FBO Baruch Halpern IRA
20900 NE 30th Ave, Suite 200
Aventura, FL 33180
Attention: Baruch Halpern

If to the Senior Lenders:	Sabby Management, LLC, as Agent
10 Mountain View Road, Suite 205,
Upper Saddle River, NJ 07458
Attn.: Robert Grundstein
Email: rgrundstein@sabbycapital.com

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Attn: Robert Charron
Email: rcharron@egsllp.com

If to the Borrower:	6720 North Scottsdale Road, Suite 390
Scottsdale, AZ 85253
Attention: W. John Short
Facsimile: (480) 315-8275

With a copy to:	Weintraub Tobin Chediak Coleman Grodin
(which shall not constitute notice)	400 Capitol Mall, 11th Floor
Sacramento, CA 95814
Attention: Chris Chediak, Esq.
Facsimile: (916) 446-1611

Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax or e-mail confirmation of transmission shall constitute proof of delivery.  Any notice actually received by the addressee shall constitute delivery notwithstanding the failure to comply with any provisions of this subsection. A notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third (3rd) business day after its post-mark.  Any other notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a business day or is after 5:00 p.m. local time on a business day, in which case such notice shall be deemed to have been received on the next succeeding business day.

13.           Conflict in Agreements.  If the subordination provisions of any instrument evidencing Subordinated Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lenders and the Subordinated Creditors.

14.           No Waiver.  No waiver shall be deemed to be made by any Party of any of its rights hereunder unless the same shall be in writing signed on behalf of the Party, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Party or the obligations of the other Parties in any other respect at any time.

15.           Binding Effect; Acceptance.  This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Parties and their respective participants, successors and assigns irrespective of whether this or any similar agreement is executed by any other creditor of the Borrower.  Notice of acceptance of this Agreement or of reliance upon this Agreement is hereby waived by each of the Parties.

16.           Miscellaneous.  The Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17.           Governing Law; Consent to Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California.  Each party consents to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement may be venued in either the state or federal courts located in Sacramento County, California.

18.           Waiver of Jury Trial.  To the extent permissible under law, the parties hereto, each after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in any litigation.  No party shall seek to consolidate, by counterclaim or otherwise, any litigation in which a jury trial has been waived with any other litigation in which a jury trial cannot be or has not been waived.  This provision shall be deemed to be enforceable to the fullest extent of the law as it may exist at the time any litigation is commenced.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

The Parties have executed this Subordination Agreement as of the date and year first above-written.

SENIOR LENDERS:

Sabby Healthcare Master Fund, Ltd.

By:	/s/ Robert Grundsteim

Name:	Robert Grundstein

Title:	COO of Investment Manager

Sabby Volatility Warrant Master Fund, Ltd.

By:	/s/ Robert Grundstein

Name:	Robert Grundstein

Title:	COO of Investment Manager

Dillon Hill Capital, LLC

By:	/s/ Bruce Grossman

Name:	Bruce Grossman

Title:	CEO & Managing Partner

SUBORDINATED CREDITORS:

/s/ Greg Vislocky
(Greg Vislocky)

Continued Signature Page for Subordinated Creditors

/s/ Brian Rick Delamarter
(Brian Rick Delamarter)

Continued Signature Page for Subordinated Creditors

/s/ Harold Guy Delamarter
(Harold Guy Delamarter)

Continued Signature Page for Subordinated Creditors

Walter John Short and Karen A. Wilson

(W. John Short)

(Karen A. Wilson)

Continued Signature Page for Subordinated Creditors

The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006

By:	/s/ Baruch Halpern
Name:	Baruch Halpern
Its:	Trustee

By:	/s/ Shoshana Halpern
Name:	Shoshana Halpern
Its:	Trustee

Pensco Trust Co., FBO Baruch Halpern IRA

/s/ Baruch Halpern
(Baruch Halpern)

Continued Signature Page for Subordinated Creditors

Weintraub Partners

By:	/s/ Chris Chediak
Name:	Chris Chediak
Title:	Partner

ACKNOWLEDGMENT BY BORROWER

The undersigned, being the Borrower referred to in the foregoing Subordination Agreement (“Agreement”), hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lenders that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditors would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Debt, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

RICEBRAN TECHNOLOGIES

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Chief Executive Officer

ACKNOWLEDGMENT BY SUBSIDIARY GRANTORS

Each of the undersigned hereby (i) acknowledges receipt of a copy of the Subordination Agreement dated as of February 13, 2017 made by and among Gregory J. Vislocky, Brian Rick Delamarter, Harold Guy Delamarter, Baruch Halpern and Shoshana Halpern as trustees for The Shoshana Shapiro Halpern Revocable Trust UA June 13, 2006, Weintraub Partners, W. John Short and Karen A. Wilson, and Pensco Trust Co., FBO Baruch Halpern IRA (collectively the “Subordinated Creditors”) and the Senior Lenders (as defined in the Agreement)  (the “Agreement”), (ii) agrees to all of the terms and provisions of the Agreement, (iii) agrees to and with the Senior Lender that it shall make no payment on the Subordinated Indebtedness that the Subordinated Creditors would not be entitled to receive under the provisions of the Agreement, (iv) agrees that any such payment will constitute a default under the Senior Lender Debt, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Indebtedness effected hereby.

NUTRACEA, LLC,
SRB-IP, LLC,
SRB-MERM, LLC,
SRB-LC, LLC,
SRB-MT, LLC,
SRB-WS, LLC,
RICEX COMPANY,
RICEX NUTRIENTS, INC.,
RICE SCIENCE, LLC,
RICE RX, LLC
HEALTHY NATURALS, INC.

Each by:	/s/ J. Dale Belt
Name:	J. Dale Belt
Title:	Secretary

EXHIBIT A

Legend

“THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT BY _____________ IN FAVOR OF ___________, DATED FEBRUARY 13, 2017.”

Exhibit A - 1